SECURED LOAN AGREEMENT

This Secured Loan Agreement (“Agreement”) made and entered into this March 25, 2014, by and between CANNABIS-RX, INC., a corporation duly organized and existing under and by virtue of the laws of the State of Nevada (hereinafter referred to as the “Borrower”) and FALCON INVESTMENTS HOLDINGS S.A., a corporation duly organized and existing under and by virtue of the laws of Belize (hereinafter referred to as “Lender”).

WITNESSETH:

WHEREAS, the Borrower has requested a two (2)-year term loan of up to FOURTEEN MILLION US DOLLARS (US$14,000,000.00) from the Lender, to finance its business operations and for other general corporate uses;

WHEREAS, the Lender has agreed to extend a term loan to the Borrower subject to the terms and conditions set forth herein;

NOW, THEREFORE, for and in consideration of the foregoing premises and of the mutual covenants and agreements hereinafter stated, the Parties hereto agree as follows:

Section 1. Construction and Definitions

1.01 Principles of Construction

(a) Capitalized terms used in this Agreement but not otherwise defined shall have the meanings set forth in Section 1.02 of this Agreement.

(b) The headings in this Agreement are inserted for convenience of reference only and shall not limit or affect the construction of the provisions hereof. Unless the context otherwise requires, words denoting the singular number shall include the plural and vice versa, and references to any gender shall include the other genders. Unless otherwise provided herein, all terms of accounting used herein shall be construed in accordance with generally accepted accounting principles in effect in the United States on the date applied. References to “Sections” and “Exhibits” are to be construed as references to the Sections and Exhibits of and to this Agreement. The Exhibits attached to this Agreement shall form integral parts hereof.

(c) Reference to any Applicable Law shall be construed as a reference to such Applicable Law as re-enacted, amended or extended from time to time, and any reference to any document or agreement, including this Agreement, shall be deemed to include (i) the schedules and exhibits thereof and thereto which are attached and made integral parts thereof, and (ii) references to such document or agreement as may be amended or modified from time to time in accordance with its terms, but only to the extent such amendments and other modifications are not prohibited by the terms thereof or of this Agreement, unless otherwise indicated.

(d) Reference to any party to this Agreement or any party to any other agreement shall include its successors, and in the case of governmental persons, persons succeeding to their respective functions and capacities.

1.02 Definitions

When used in this Agreement, the following terms, unless the context otherwise requires, shall have the following meanings:

(a) “Agreement” shall mean this Secured Loan Agreement, the Note/s, and all annexes, schedules and all future amendments or supplements thereto;

(b) “Applicable Law” shall mean any statute, law, regulation, ordinance, rule, judgment, order, decree, governmental approval, concession, grant, franchise, license, directive, guideline, policy, requirement or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any governmental authority;

(c) “Banking Day” shall mean a day on which commercial banks are open for business in New York City. Provided, that all other days not otherwise specified herein shall mean calendar days which shall be construed as successive periods of twenty-four (24) hours each whether such periods are Banking Days or not;

(d) “Base Rate” shall mean five (5) percent;

(e) “Borrowing” shall mean the advance by the Lender to the Borrower, or as the context may require, the amount of such advance from time to time outstanding;

(f) “Commitment” shall mean the obligation of the Lender to grant a term loan facility in favor of the Borrower up to the maximum aggregate principal amount of FOURTEEN MILLION US DOLLARS (US$14,000,000.00) subject to the terms and conditions of this Agreement;

(g) “Days” shall mean consecutive calendar days;

(h) “Dollars” or “US Dollars” and the signs “$”, “US$” or “USD” shall mean the legal currency of the United States of America;

(i) “Drawdown” shall mean the act of availing of the Borrowing to be made by the Lender in favor of the Borrower, here to be made in accordance with Sections 2.02 and 7 hereof;

(j) “Event/s of Default” shall have the same meaning set forth in Section 8.01 hereof;

(k) “Governmental Authority” shall mean any governmental, state or other political subdivision thereof, or any entity exercising or entitled to exercise executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government;

(l) “Indebtedness” shall mean all obligations of the Borrower then outstanding for the payment or repayment of money, including (i) all indebtedness of the Borrower for or in connection with borrowed money or for the deferred purchase price of property or services or for leases and similar arrangements (including, but not limited to, reimbursement obligations under or in respect of any letter of credit or bank acceptance and the obligation to repay deposits with or advances to the Borrower), and (ii) all direct and indirect guarantees of the Borrower in respect of, and all obligations (contingent or otherwise) of the Borrower to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, all indebtedness of another Person; provided, however, that the term Indebtedness shall not include (a) payment obligations in the ordinary course of business or in the day-to-day operations of the Borrower, or (b) agreements providing for indemnification, purchase price adjustments or similar obligations incurred or assumed in connection with the acquisition or disposition of assets.

(m) “Interest” on the Loan shall be as set out in Section 2.04 hereof.

(n) “Lien” shall mean any pledge, mortgage, charge, encumbrance, title retention or other security arrangement on or with respect to any asset or revenue of the Borrower;

(o) “Loan” shall mean the aggregate principal amount of the Borrowing made by Borrower hereunder;

(p) “Loan Documents” shall mean collectively this Agreement, the Note/s, and all other agreements, instruments and documents executed or delivered pursuant to the terms of this Agreement, including any and all amendments or supplements thereto;

(q) “Loan Repayment Date” shall mean the day on which the principal and all accrued interest is due on the Loan as set out in Section 2.07 hereof.

(r) “Note/s” shall mean each of the promissory notes executed on the date of Drawdown which by their respective terms are incorporated into and form an integral part of this Agreement, evidencing the Loan pursuant to Section 2.03 hereof and more specifically described in Exhibit “A” hereof or any promissory note/s delivered by the Borrower with the consent of the Lender in extension, renewal or substitution thereof and evidencing all or part of the Lender’s advances;

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Section 2. The Loan

2.01 Commitment of the Lender

The Lender grants to the Borrower a two (2)-year term loan facility in the maximum aggregate principal amount of FOURTEEN MILLION US DOLLARS (US$14,000,000.00) upon the terms and subject to the conditions hereof (“Commitment”). The Lender agrees, upon the terms and subject to the conditions hereinafter set forth, to make advances in Dollars to the Borrower within three (3) Banking days from the signing of this Agreement and, from then, from time to time, as the Borrower makes a demand on the Lender, in an aggregate principal amount up to but not in excess of their above-stated Commitment

2.02 Procedure for Drawdown

On any Drawdown date, provided all conditions set forth in Section 6 hereof have been fulfilled, the Lender shall make available to the Borrower the amount of Commitment demanded, which amount shall be released by crediting the Borrower’s designated deposit account/s (electronic fund transfer). The Lender shall, immediately upon crediting the Borrower’s account/s, notify the Borrower by facsimile transmission of such fact.

2.03 The Notes

(a) The Borrowing shall be evidenced by Note/s, substantially in the form of Exhibit “A” hereof, dated on the Drawdown date.

(b) On or before any Drawdown date, the Borrower shall deliver to the Lender the duly executed Note/s evidencing the Borrowing on such date in accordance with the Agreement.

The provisions of the Note/s, once executed, shall be complemented by the terms and conditions of this Agreement; provided, however, that in case of conflict between the Notes and this Agreement, the latter shall prevail.

2.04 Interest

(a) The Borrower shall pay Interest on the Loan equal to the Base Rate (the “Interest Rate”).

(b) All payments for Interest pursuant to this Section shall be computed on the basis of a 360-day year for the actual days elapsed.

(c) All accrued but unpaid interest shall be due and payable on the Loan Repayment Date.

2.05 Security

(a) As security for the payment of the Borrowing, the Borrower obliges itself to mortgage in favor of the Lender such real property as will be agreed upon by the Lender and the Borrower (the “Collateral”) to ensure the outstanding amount of the Borrowing.

It is understood and agreed that all additions and accretions to, or replacements or substitutions of, said Collateral shall be made and subject to the lien of this mortgage and shall be held for the security and payment of the outstanding amount of the Borrowing including interest, expenses or any such other obligations owing to the Lender under this Agreement.

(b) The Borrower states that it is the sole and beneficial owner of the Collateral and the one in possession thereof free from any lien, encumbrance or other security interest of any other person, except as otherwise disclosed in writing, or as provided under Section 6.02(d) hereof.

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(c) During the term and existence of this Agreement, the Borrower shall insure or cause to be insured at all times and at its own expense the Collateral against loss, fire, theft, pilferage, or otherwise, for the full insurance value payable to the Lender as its interest in the Collateral may appear, and it shall endorse and deliver the policy or policies of insurance to the Lender, and in default thereof, the Lender may, at its option, insure the Collateral and any and all sums so paid by the Lender for such insurance shall be repayable with interest thereon at the same interest rate as being imposed under this Agreement and shall be considered covered by herein mortgage. It is clearly understood that the Lender has the right to see and inspect the Collateral to find out their state or condition, upon a prior written notice of at least 24 hours submitted to the Borrower and only to be conducted during regular business hours from 9:00 am to 5:00 pm.

(d) The Borrower shall not, during the existence of the mortgage, encumber with a second mortgage the Collateral, or any part thereof, without the written consent of the Lender.

(e) The Borrower may sell or dispose of the Collateral, provided the Borrower shall have the consent of the Lender (which consent shall not be unreasonably withheld) and immediately replace the Collateral with other real property such that at all times it is maintained that the value of the mortgage is the outstanding amount of the Borrowing. In this case, the Borrower undertakes to execute a new mortgage document to cover the substitute collateral. It is agreed that the Borrower shall furnish all documentary stamps for the new Collateral and pay all fees for the notarization and registration (if required by the Lender) of the documents connected therewith.

(f) In the event the Borrower should fail to pay the Lender the sum of money or Borrowing secured by this mortgage, or any part thereof, when due, or is in default within the meaning of this Agreement, the Lender shall have the right at their election, to foreclose this mortgage in accordance with Applicable Law, and the proceeds of such sale of the mortgaged Collateral shall be applied in accordance with Section 2.07(b).

(g) The Borrower agrees and undertakes to execute and deliver to a Lender such other documents which said Lender may from time to time reasonably request from the Borrower in connection with the mortgage.

(h) Effective upon the breach of any condition of this mortgage and in addition to the remedies herein stipulated, the Lender are hereby appointed attorneys-in-fact of the Borrower with full powers and authority, to take actual possession of the Collateral, without the necessity of any judicial order or any other permission or power, to sell or dispose of the Collateral or take any other legal action that may be deemed necessary, to lease any of the Collateral and collect rents therefor; to execute bills of sale, leases or agreements that may be deemed convenient; to make repairs or improvements to the Collateral and pay the same and perform any other act which the Lender may deem convenient for the proper administration of the Collateral.

2.06 Loan Repayment

The Borrower shall fully pay and liquidate the Loan within two (2) years from and after the initial Drawdown date (the “Loan Repayment Date”).

In case of multiple loan drawdowns, the repayment schedule of any succeeding drawdown shall coincide with the repayment schedule of the initial drawdown.

2.07 Payments

(a) All payments to be made by the Borrower hereunder or under the Note/s or under any document contemplated hereby shall be paid to each Lender not later than 12:00 noon of the due date of the payment in Dollars drawn on immediately available funds by debiting the Borrower’s designated deposit account/s.

(b) Any payment made to the Lender hereunder shall be applied first against reasonable costs, expenses and indemnities due hereunder; then against penalties; then against interest due on the Loan; then against the principal amount of the Loan then due and payable.

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2.08 Voluntary Prepayment

The Borrower shall have the option to prepay the Loan in full or partially on the first day of each month without any penalty chargeable against it, subject to the following terms and conditions:

(a) The Borrower shall give the Lender written notice of such prepayment not less than ten (10) days prior to the proposed prepayment date, which notice, once given, shall be irrevocable and binding on the Borrower;

(b) The amount payable in respect of each prepayment shall be the full or partial outstanding principal amount of the Loan plus any accrued but unpaid interest, penalties and other charges (where applicable);

(c) Any amount prepaid may be re-borrowed hereunder.

2.09 Use of Proceeds

The Borrower agrees that it will use the proceeds of the Loan exclusively to finance its business operations and for other general corporate uses.

Section 3. Funding

3.01 Cost and Losses

The Borrower shall pay the Lender for any actual and documented reasonable costs and losses, as certified by the Lender and upon submission by Lender of proof of such costs and losses (without prejudice to Borrower’s right to dispute or request clarification of the charges), in connection with the unwinding or liquidation of any deposit, funding or financing arrangement that the Lender may in good faith incur as a result of (i) any Borrowing not being made due to the failure of the Borrower to satisfy the applicable conditions specified in Section 6 of this Agreement on the proposed Drawdown date, or (ii) the default by the Borrower in the payment of the interest accrued thereon after the occurrence of any Event of Default hereunder, or (iii) any prepayment of the Loan.

Section 4. Fees and Charges

4.01 Costs and Expenses

(a) The Borrower shall, for its own account, pay all reasonable costs, charges and expenses incurred in connection with the execution of the Loan Documents and any other documentation required thereunder and/or any amendment of any of the Loan Documents, which total reasonable costs, charges and expenses shall include documentary stamp tax and notarial fees.

(b) The Borrower shall also reimburse the Lender on demand for all reasonable and documented expenses incurred by them, including reasonable expenses and fees of external counsel, when applicable, (i) in connection with the enforcement and administration of the Loan Documents from and after the occurrence of an Event of Default, or (ii) with respect to any action which may be instituted by any person against the Lender in respect of any of the foregoing or as a result of any transaction, action or non-action arising from the foregoing. Such expenses shall be reimbursed whether or not the Lender gives notice of such Event of Default or demand acceleration of the Loan or take other action to enforce the provisions of this Agreement, unless the Lender waives the Event of Default and in such waiver specifically waive reimbursement of administration and enforcement expenses resulting from such waived Event of Default; provided that in every case the Borrower shall have the right to contest prior to or after the payment thereof the correctness or reasonableness of the expenses incurred. It is understood that expenses shall not include representation expenses of any kind.

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4.02 Non-Reimbursable Nature

The fees, expenses and other amounts payable by the Borrower under this Section shall be payable by the Borrower, and, if already paid, shall not be reimbursable by the Lender, notwithstanding the failure by the Borrower to make any Borrowing under the Agreement or any other failure of the transactions contemplated herein.

Section 5. Covenants

5.01 Affirmative Covenants

During the term of the Loan and until payment in full of all amounts due to the Lender under this Agreement shall have been received by the Lender, the Borrower covenants and agrees that, unless the Lender shall otherwise consent in writing, which consent shall not be unreasonably withheld, it shall:

(a) Maintenance and Continuity of Business/Insurance. Maintain and preserve its corporate existence, rights, privileges and franchises; carry out and conduct its business in an orderly, diligent, efficient and customary manner and in accordance with sound financial and business practices; keep all its properties in good working order and condition, ordinary wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements and improvements thereto and thereof so that business carried on in connection therewith may be properly and advantageously conducted at all times; and, maintain insurance with reputable insurers on all its properties and assets to such extent and against such operational and other risks and liabilities as are customary for businesses of a like or similar nature;

(b) Compliance with Laws/Taxes. At all times comply with or cause to be complied with, all laws, statutes, rules, regulations, orders and directives, judgments, indentures, mortgages, deeds of trust, agreements and other instruments, arrangements, obligations and duties to which it is subject or by which it is legally bound where non-compliance would materially and adversely affect the Borrower’s ability to duly perform and observe its obligations and duties under the Agreement; and timely file tax returns which to its knowledge are required to be filed and pay all taxes due in respect of the ownership of its properties and assets or the conduct of its operations;

(c) Indebtedness and Contractual and Other Obligations. Promptly as practicable, (i) duly pay and discharge all indebtedness and perform all contractual obligations in accordance with their terms; (ii) duly pay and discharge all taxes, assessments and governmental charges of whatever nature validly and legally levied upon or against it or against its properties and business prior to the date on which penalties attach thereto; and, (iii) duly pay and discharge all lawful claims for labor, materials, supplies, services, or otherwise which might or could, if unpaid, become a lien or charge upon the properties or assets of the Borrower, unless and to the extent only that the same shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower, and take such steps as may be necessary in order to prevent its properties or any part thereof from being subjected to the possibilities of loss, forfeiture or sale;

(d) Notice of Legal Proceedings/other Matters. Promptly, as practicable, give written notice to the Lender of (i) any litigation or proceeding before any court, tribunal, arbitrator or governmental authority affecting it or any of its assets, including provisional reliefs such as attachments and garnishments, that may materially and adversely affect the Borrower’s capacity to pay the Loan; (ii) any dispute which may exist between it and any governmental authority or any proposal by any governmental authority to acquire its business or any of its assets, which may materially and adversely affect its operations or financial condition; (iii) any litigation or proceeding relating to environmental matters concerning the Borrower, that may materially and adversely affect the Borrower’s capacity to pay the Loan; (iv) any notice of strike filed with the Department of Labor and Employment against the Borrower which may disrupt the Borrower’s operations and materially and adversely affect its capacity to pay the Loan; (v) any Event of Default to the best of the Borrower’s knowledge or any event which the Borrower is certain, upon a lapse of time or giving of a notice or both, would become an Event of Default; (vi) any damage, destruction or loss which might materially and adversely affect the assets, business prospects or financial condition of the Borrower; and, (vii) any other matter which has resulted or might result in a material adverse change in the operations or financial condition of the Borrower;

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(e) Additional Agreements. Execute and deliver within a reasonable time to the Lender such additional reports, documents, and other information respecting the business, properties, condition or operations, financial or otherwise of the Borrower, as the Lender may reasonably require from time to time to perfect and confirm to the Lender all their rights, powers and remedies hereunder;

(f) Continuing Approvals. At its own cost and expense, continue in full force and effect (and where appropriate, promptly renew) all governmental approvals obtained in connection with or necessary for the carrying out of its business and its obligations under the Loan Documents; perform and observe all the conditions and restrictions contained in, or imposed on the Borrower by, any and all such governmental approvals; and, obtain any new or additional governmental approvals, effect any and all registrations or filings, and take such additional actions as are, or which may become, necessary for its business and the performance or enforceability of the aforementioned documents;

(g) Environmental, Occupational and Health Safety Guidelines. Take all practical measures to ensure that the Borrower’s business is carried out with due regard to ecological and environmental factors and in compliance with (i) environmental and occupational and health safety guidelines relevant to the business of the Borrower and (ii) applicable Philippine and local environmental, occupational and health safety laws and regulations;

(h) Books of Accounts and Records. Maintain true, complete and adequate books, accounts and records and prepare all financial statements required hereunder to reflect fairly its financial condition and results of operation in accordance with generally accepted accounting principles and practices consistently applied, and in compliance with the regulations of any governmental regulatory body having jurisdiction thereof; and, as soon as available, submit to the Lender copies of all reports, information and documents which the Borrower may be required to file or submit to the Securities and Exchange Commission and other governmental authority having jurisdiction over it, except only to the extent that such reports, information or documents are, by their nature or by express conditions, subject to confidentiality requirements;

(i) Use of Proceeds. Use the proceeds of the Loan for the specific purpose stated in Section 2.09 hereof;

(j) Further Assurances. The Borrower shall: (i) comply with all the terms and conditions of this Agreement and the Loan Documents, (ii) maintain satisfactory accounting, cost control and management information systems and (iii) ensure that all transactions with its Subsidiaries or Affiliates in the ordinary course of business shall be executed on an arm’s length basis.

6.02 Negative Covenants

Until payment in full of all amounts due to the Lender under the Loan Documents, the Borrower covenants and agrees that, unless the Lender shall otherwise consent in writing, which consent shall not be unreasonably withheld, it shall not:

(a) Lien. Permit any Indebtedness to be secured by or to benefit from any Lien, in favor of any creditor or class of creditors on, or in respect of, any assets or revenues or chattels of the Borrower which are subject to the mortgage under this Agreement, provided however, that this shall not prohibit the following:

(i) liens or charges for taxes, assessment, or other governmental charges which are not delinquent or remain payable, without any penalty, or the validity of which is contested in good faith by appropriate proceedings, and adequate reserves have been provided for payment thereof;

(ii) deposits or pledges to secure statutory obligations, surety, or appeal bonds, bonds for release of attachment, stay of execution of injunction, or performance bonds for bids, tenders, contracts (other than for the repayment of borrowed money) or leases in the normal course of business; liens, pledges, charges, and other encumbrances on the properties and assets of the Borrower (i) imposed by law, such as carriers’ liens, warehousemen’s liens, mechanics’ liens, unpaid vendors’ liens, and other similar liens arising in the ordinary course of business; (ii) arising out of pledges or deposits under workmen’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits or similar legislation, or retirement benefit plans of the Borrower; and (iii) arising out of the set-off provision on other agreements of the Borrower relating to indebtedness;

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Section 7. Conditions for Borrowing

The obligation of the Lender to provide the Borrowing on Drawdown date hereunder shall be subject to the fulfillment of the following terms and conditions:

(a) The Lender shall have received the Note/s (in the form as per attached Exhibit “A”), duly executed by the Borrower in favor of the Lender evidencing the Borrowing to be made on Drawdown date.

(b) Each of the Loan Documents shall have been duly authorized by and executed by the parties thereto, and shall be legally binding on each of them in accordance with their respective terms.

(c) The Lender shall have received copies, certified by the Corporate Secretary of the Borrower, of the Securities and Exchange Commission Certificate of Registration, Articles of Incorporation and By Laws or other constitutive documents, as appropriate, of the Borrower, each as amended to date.

(d) The Lender shall have received such other approvals, certificates or other document which the Lender may reasonably request from the Borrower for the execution of the Loan documents.

Section 8. Default and Remedies

8.01 Events of Default

Upon the determination of the Lender, each of the following events constitutes an Event of Default under this Agreement

(a) Payment Default. The Borrower fails to pay any principal or interest on the Note/s, when due and payable in accordance with the terms thereof; or with respect to failure to pay any amount other than the principal or interest, the Borrower fails to pay within thirty (30) days from receipt of a payment notice for said amount;

(c) Other Provisions Default. The Borrower fails to perform or comply with any term, obligation or covenant contained in any of the Loan Documents or in any other document/instruments related or otherwise in connection therewith which would materially and adversely affect the ability of the Borrower to meet its obligations under the Loan Documents and any such failure, violation, non-compliance is not remediable or if remediable, continues unremedied for a period of thirty (30) Days from the date after written notice thereof shall have been given by the Lender.

(d) Cross-Default. Any other material obligation of the Borrower for borrowed money, deferred purchase price or monetary obligation is not paid when due and after giving effect to any applicable grace period and, in general, any default in the performance or observance of any instrument, contract or agreement pursuant to which any other obligation of the Borrower was created, unless contested in good faith, which default shall result in the acceleration or declaration of the whole obligation thereunder to be due and payable prior to the stated normal date of maturity.

(e) Insolvency Default. The Borrower becomes insolvent or unable to pay its debts when due or commits or permits any act of bankruptcy, which act shall include (i) the filing of a petition in any bankruptcy, reorganization, winding up or liquidation of the Borrower, or any other proceeding analogous in purpose and effect: Provided, however, that in case the foregoing petition is filed by any other party, other than the Borrower, such event shall be considered a Declared Event of Default if such petition is not dismissed or decided in favor of the company within a period of sixty (60) Days, from the date of filing thereof, (ii) the making of an assignment by the Borrower for the benefit of its creditors, (iii) the admission in writing by the Borrower of its inability to pay its debts, or (iv) the entry of any order or judgment of any court, tribunal or administrative agency or body confirming the bankruptcy or insolvency of the Borrower or approving any reorganization, winding up or liquidation of the Borrower, or (v) the appointment of a receiver, liquidator, assignee, trustee, or sequestrator of the Borrower or a substantial part of its property or assets or a substantial part of its capital stock or to assume custody or control of the Borrower or the ordering of its dissolution, winding-up or liquidation of its affairs.

(f) Event or Condition Affecting Loan Documents. Any event, condition, or circumstance (including, without limitation, any change in the economic or financial condition of the Borrower) shall occur which, in the reasonable determination of the Lender, shall have a material and adverse effect on the business, assets, prospects, condition or operations of the Borrower, or which shall materially and adversely affect the Borrower’s ability to duly perform and observe, or to meet in the normal course, any of its obligations and duties under the Loan Documents;

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8.02 Consequences of Events of Default

If an Event of Default shall have occurred, then at any time thereafter, if any such event shall then be continuing, and not remedied during the curing period (where it is provided for), the Lender at its option, upon written notice to the Borrower, except in case of a payment default where no notice is necessary, may:

(a) Declare the Commitment to be terminated, whereupon, the obligation of the Lender to make or maintain the Loan hereunder shall forthwith terminate;

(b) Accelerate payment and declare the entire unpaid principal amount of the Loan then outstanding, all interest accrued and unpaid thereon and all other amounts payable hereunder to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c) Take such other judicial steps or actions against the Borrower as the Lender may deem necessary and proper for the full protection and enforcement of its rights and interests. The foregoing provisions notwithstanding, the Lender shall likewise have the right to exercise all other legal rights and remedies which may now or hereafter be available to them under Applicable Law.

Section 9. Additional Conditions

9.01 Attorney’s Fees and Expenses

The Borrower shall reimburse the Lender on demand for all reasonable attorney’s fees and expenses, including without limitation, filing fees and fees and expenses of counsel incurred in the enforcement of any of the Loan Documents from and after the occurrence of an Event of Default. Such expenses shall be reimbursed whether or not they arise during the term of this Agreement, or the Lender demand acceleration of the Loan or take other action (including judicial remedies) to enforce the provisions of the Agreement. It is hereby agreed and understood that the amounts that may be reimbursable under this Section 9.01 are only those that were actually incurred by the Lender and supported by proper documentation and/or receipts, provided that, in the case of attorney’s fees, the reimbursable amount shall in no case exceed the equivalent of five percent (5%) of the outstanding principal balance of the Borrowing.

9.02 Waiver and Cumulative Rights

No failure or delay on the part of the Lender in exercising any right, power or remedy accruing to them upon any breach or default of the Borrower under this Agreement shall impair any such right, power or remedy nor shall it be construed as a waiver of any breach or default thereafter occurring, nor shall a waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. Any waiver, permit, consent or approval of any kind or character on the part of the Lender of any breach of any provision or condition of this Agreement must be in writing and shall be effective only to the extent such writing specifically sets forth. All remedies afforded the Lender under this Agreement by law or otherwise shall be cumulative and not alternative. No notice to or demand on the Borrower in any case shall entitle it to any other or further notice or demand in similar or other circumstances.

9.03 Venue of Suit

The Borrower irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement may be instituted in any competent court in Las Vegas, Nevada, and by execution and delivery of this Agreement, the Borrower submits to and accepts with regard to any such action or proceeding for itself and in respect of its properties or assets, generally and unconditionally, the jurisdiction of any such court. Notwithstanding the foregoing, the right of the Borrower to bring suits, actions or proceedings arising out of or relating to this Agreement in the courts of any other competent jurisdiction shall not be affected.

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9.04 Governing Law

This Agreement, the Note/s, the Loan Documents and all other instruments pertaining hereto shall be governed by and construed in accordance with the laws of the State of Nevada.

9.05 Separability of Provisions

If any provision or provisions contained in this Agreement or any document executed in connection herewith shall be declared by any court of competent jurisdiction as invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein not otherwise so declared shall remain in full force and effect and shall be enforceable in such manner as may be provided by law.

9.06 Assignment

This Agreement shall be binding upon and shall be enforceable on the Borrower and the Lender and their respective successors and assigns, provided that the Borrower shall have no right to assign or transfer its rights or obligations hereunder without the prior written consent of the Lender, which approval shall not be unreasonably withheld.

9.07 Entire Agreement and Amendments

This Agreement and the documents referred to herein constitute the entire agreement of the parties with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction. Any amendment to this Agreement shall require the written consent of all of the Parties to this Agreement.

9.08 Notices

All communications, notices, statements and requests required under this Agreement shall be made in writing and shall be deemed to have been duly given and sufficient under the following conditions: (i) on the date of receipt if delivered personally, (ii) ten (10) Banking Days after posting date or the date of receipt, whichever is earlier, if transmitted by mail, or (iii) two (2) Banking Days from the date of transmittal with confirmed answer back or the date of confirmation of transmittal, if transmitted by facsimile or telex or email, whichever shall first occur. All notices shall be sent to the addresses as any party hereto may designate by written notice to the other party hereto.

9.09 Force Majeure

In the event that as a result of fire, typhoon, earthquake, act of government or state, war, civil commotion, insurrection or any other event which is beyond the control of the Borrower, the Borrower’s conduct of its business or operations is severely curtailed in such manner as to materially and adversely affect its ability to meet its obligations under this Agreement, the Borrower may notify the Lender of the said fact in writing within fifteen (15) Days from the occurrence of the event and request for a meeting with the Lender to discuss the Borrower’s circumstances and situation. The Lender are obliged to attend the requested meeting and other meetings scheduled in relation to this, discuss the circumstances and situation of the Borrower and exert all efforts in good faith to assist the Borrower in minimizing the effects of the force majeure event.

9.10 Counterparts

This Agreement may be signed in any number of counterparts. Any single counterpart or a set of counterparts signed, in either case, by the parties hereto shall constitute a full and original agreement for all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective duly authorized officers on the date and at the place indicated below.

Borrower \s\ Llorn Kylo By: Llorn Kylo Its: CEO	Lender \s\ Andrew Godfrey By: Andrew Godfrey Its: Director

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 Exhibit A

CANNABIS-RX INC.

5% PROMISSORY NOTE

Principal Amount: $_______________ Original Issuance Date: [___] 2014

FOR VALUE RECEIVED Cannabis-Rx Inc., a Delaware corporation (the “Company”), promises to pay to [___] (“Holder”), the principal amount of [___] ($___) together with all accrued but unpaid interest, or such lesser amount as shall equal the then outstanding principal amount hereof together with all accrued but unpaid interest thereon, payable on the Loan Repayment Date.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1.                  Interest.

(a) Interest shall accrue on the unpaid principal balance of this Note at the rate of five percent (5%) per annum. Interest shall be calculated from and include the date hereof and shall be calculated on an actual/360-day basis. All accrued but unpaid interest shall be due and payable on the Loan Repayment Date.

(b) Notwithstanding anything to the contrary contained herein, in no event shall this or any other provision herein permit the collection of any interest which would be usurious under applicable law. If under any circumstances, whether by reason of advancement or acceleration of the maturity of the unpaid principal balance hereof or otherwise, the aggregate amounts paid under this Note shall include amounts which by law are deemed interest and which would exceed the maximum rate permitted by law, the Company stipulates that payment and collection of such excess amounts shall have been and will be deemed to have been the result of a mistake on the part of both Holder and the Company or the holder of this Note, and the party receiving such excess payments shall promptly credit such excess (only to the extent such payments are in excess of the maximum rate) against the unpaid principal balance hereof and any portion of such excess payments not capable of being so credited shall be refunded to the Company.

2.                  Event of Default.

(a)                For purposes of this Note, an “Event of Default” means:

(i)                 the Company shall default in any payment of principal and/or accrued interest on this Note when due; or

(ii)               the Company shall fail to materially perform any covenant, term, provision, condition, agreement or obligation of the Company under this Note (other than for non-payment) and such failure shall continue uncured for a period of ten (10) business days after notice from the Holder of such failure; or

(iii)             the Company shall (a) become insolvent; (b) admit in writing its inability to pay its debts generally as they mature; (c) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (d) apply for or consent to the appointment of a trustee, liquidator, receiver or similar official for it or for a substantial part of its property or business; or

(iv)             a trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

(v)               any governmental agency or any court of competent jurisdiction at the insistence of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) days thereafter; or

(vi)             bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt shall be instituted by or against the Company and, if instituted against the Company shall not be dismissed within thirty (30) days after such institution, or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in any such proceeding; or

(vii)           the Company shall fail to pay when due or otherwise be in material default of any of its indebtedness that gives the holder thereof the right to accelerate such indebtedness.

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(b)               Upon the occurrence of an Event of Default, the entire unpaid and outstanding indebtedness due under this Note shall be immediately due and payable without notice.

(c)                Upon the occurrence of an Event of Default, this Note shall bear interest at the rate of twelve percent (12%) per annum from the date of the Event of Default.

(d)               As soon as possible and in any event within 2 days after the Company becomes aware that an Event of Default has occurred, the Company shall notify the Holder in writing of the nature, extent and time of and the facts surrounding such Event of Default, and the action, if any, that the Company proposes to take with respect to such Event of Default.

2. Prepayment. The Company may prepay this Note at any time, in whole or in part, without penalty or premium.

3. Miscellaneous.

(a) Loss, Theft, Destruction or Mutilation of Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company and , in the case of mutilation, on surrender and cancellation of this Note (or what remains thereof), the Company shall execute and deliver, in lieu of this Note, a new note executed in the same manner as this Note, in the same principal amount as the unpaid principal amount of this Note and dated the date of this Note.

(b) Payment. All payments under this Note shall be made in lawful tender of the United States no later than 5:30 pm, Eastern Standard Time, on the date on which such payment is due, by wire transfer of immediately available funds to the account identified by the Holder.

(c) Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(e)                Waiver and Amendment. Any provision of this Note may be amended, waived or modified only by an instrument in writing signed by the party against which enforcement of the same is sought.

(f)                Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing sent by mail, facsimile with printed confirmation, nationally recognized overnight carrier or personal delivery and shall be effective upon actual receipt of such notice, to the following addresses until notice is received that any such address or contact information has been changed:

To the Company:

Cannabis-Rx Inc.

7702 E Doubletree Ranch Rd – Ste 300

Scottsdale, AZ 85258

Facsimile:	____________

To Holder:

Facsimile:	____________

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(g)               Expenses; Attorneys’ Fees. If action is instituted to enforce or collect this Note, the Company promises to pay or reimburse all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by the Holder in connection with such action.

(h)               Successors and Assigns. This Note may be assigned or transferred by the Holder with the written consent of the Company. Subject to the preceding sentence, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, permitted assigns, heirs, administrators and permitted transferees of the parties.

(i)                 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Holder, any right, option, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, option, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, option, remedy, power or privilege. The rights, options, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, options, remedies, powers and privileges provided by law.

(j)                 Governing Law; Jurisdiction. THE PARTIES HEREBY AGREE THAT THIS NOTE IS MADE AND ENTERED INTO IN THE STATE OF NEVDA AND FURTHER AGREE THAT ALL ACTS REQUIRED BY THIS NOTE AND ALL PERFORMANCE HEREUNDER ARE INTENDED TO OCCUR IN THE STATE OF NEVADA. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEVADA WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE PERSONAL AND SUBJECT MATTER JURISDICTION OF THE STATE OR FEDERAL COURTS OF THE STATE OF NEVADA OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE. EACH PARTY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, (A) ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT; AND (B) ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. FINAL JUDGMENT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON EACH PARTY DULY SERVED WITH PROCESS THEREIN AND MAY BE ENFORCED IN THE COURTS OF THE JURISDICTION OF WHICH EITHER PARTY OR ANY OF THEIR PROPERTY IS SUBJECT, BY A SUIT UPON SUCH JUDGMENT. THE PARTIES HEREBY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY.

IN WITNESS WHEREOF, the Company has caused this Note to be executed as of the date first above written by its duly authorized officer.

Cannabis-Rx Inc.

By:
Name:
Title:

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